Exhibit 3.c

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Entity Number 3337938	Certificate of Organization Domestic Limited Liability Company (15 Pa.C.S. § 8913)
Name		Document will be returned to the name and address you enter to the left.

Address CT CORP COUNTER		ï

City State Zip Code

Fee: $125	Filed in the Department of State on Sep 27 2005 /s/ Pedro A. Cortés
Secretary of the Commonwealth

In compliance with the requirements of 15 Pa.C.S. § 8913 (relating to certificate of organization), the undersigned desiring to organize a limited liability company, hereby certifies that:

1.	The name of the limited liability company (designator is required, i.e., “company”, “limited” or “limited liability company” or abbreviation):

Crown Americas LLC

2.	The (a) address of the limited liability company’s initial registered office in the Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a)	Number and Street City State Zip County

(b) Name of Commercial Registered Office Provider	County

c/o C T Corporation System	Philadelphia

3.	The name and address, including street and number, if any, of each organizer is (all organizers must sign on page 2):

Name                                                                                                   Address

Lianne Barnard, Paralegal, Dechert LLP, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103

DSCB:15-8913-2

4.	Strike out if inapplicable term

A member’s interest in the company is to be evidenced by a certificate of membership interest.

5.	Strike out if inapplicable:

Management of the company is vested in a manager or managers.

6. The specified effective date, if any is	upon filing month date year hour, if any

7.	Strike out if inapplicable: The company is a restricted professional company organized to render the following restricted professional service(s):

n/a

8.	For additional provisions of the certificate, if any, attach an 81/2 x 11 sheet.

IN TESTIMONY WHEREOF, the organizer(s) has (have) signed this Certificate of Organization this 19th day of September 2007.

/s/ Lianne Barnard
Signature

Signature

Signature